UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2022

Universal Stainless & Alloy Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39467	25-1724540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Mayer Street, Bridgeville, Pennsylvania	15017
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (412) 257-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	USAP	The Nasdaq Stock Market, LLC
Preferred Stock Purchase Rights		The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 19, 2022, Universal Stainless & Alloy Products, Inc. (the “Company”) entered into a First Amendment to Second Amended and Restated Revolving Credit, Term Loan and Security Agreement (the “Amendment”), by and among the Company, the other Borrowers (as defined in the Amendment) party thereto, the Guarantors (as defined in the Amendment) party thereto from time to time, PNC Bank, National Association, as administrative agent and co-collateral agent, Bank of America, N.A., as co-collateral agent, the Lenders (as defined in the Amendment) party thereto from time to time and PNC Capital Markets LLC, as sole lead arranger and sole bookrunner. The Amendment amended the Company’s Second Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated as of March 17, 2021 (the “Agreement”).

Pursuant to the Amendment, among other things, (i) the inventory sublimit maximum used to determine borrowing availability under the senior secured revolving credit facility governed by the Agreement (the “Revolving Credit Facility”) is increased from $75.0 million to $80.0 million through and including March 31, 2023, subject to the overall borrowing availability maximum of $105.0 million under the Revolving Credit Facility; (ii) the Company may elect to use up to $5.0 million of collateral that otherwise would not be available as a result of the inventory sublimit for the purposes of calculating compliance with its minimum borrowing availability requirements under the Revolving Credit Facility through and including March 31, 2023; and (iii) the LIBOR benchmark interest rates in the Agreement are replaced with SOFR benchmark interest rates.

The foregoing is a description of the material terms and conditions of the Amendment and is not a complete discussion of the Amendment. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1

First Amendment to Second Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated as of October 19, 2022, by and among Universal Stainless & Alloy Products, Inc., the other borrowers party thereto, the guarantors arty thereto from time to time, PNC Bank, National Association, as administrative agent and co-collateral agent, Bank of America, N.A., as co-collateral agent, the lenders party thereto from time to time and PNC Capital Markets LLC, as sole lead arranger and sole bookrunner.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

By:	/s/ Steven V. DiTommaso
Steven V. DiTommaso Vice President and Chief Financial Officer

Dated: October 24, 2022